Exhibit 99.1

PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

FOR IMMEDIATE RELEASE

BIOSCRIP ANNOUNCES STEPS TO ENHANCE SHAREHOLDER VALUE

Implementing $35 Million - $40 Million in Total Cost Savings Over the Next 12 Months to

Improve Financial Performance and Increase Shareholder Value

Takes Steps to Enhance Liquidity and Capital Resources

Provides Full Year 2016 EBITDA Guidance of $50 - $60 million on Revenues of $730 - $760 million

Announces Sale of Non-Core PBM Business

Retains Jefferies to Explore Strategic Alternatives

Names Chris Luthin as Chief Operating Officer; Engages Scott Davido as Chief Implementation Officer and Announces Additional Executive Appointments

ELMSFORD, NY – August 10, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company") today announced a multi-step plan to enhance shareholder value, improve financial flexibility and position BioScrip as a pure play infusion services company focused on high-growth services. The BioScrip Board of Directors has formed a committee that will be chaired by R. Carter Pate that is tasked with overseeing the implementation and execution of this plan.

BioScrip also announced today that, while the Company implements its financial improvement plan, the Board of Directors has authorized a process to concurrently explore a range of strategic alternatives and has retained Jefferies LLC as its financial advisor to assist in the process.

Michael Goldstein, Chair of the Governance, Compliance and Nominating Committee of the BioScrip Board of Directors said, “BioScrip has a strengthened Board of Directors comprising seven directors, six of whom are independent and four of whom were added since March 2015. The new members include persons with industry, operations and financial turnaround experience. We are operating with a sense of urgency. We are highly committed to the successful turnaround of BioScrip and taking an active role in overseeing the Company’s operations and cost reduction initiatives to improve the operating performance and cash flow of the Company. We have also taken steps to strengthen the executive team, and look forward to working closely together to effect meaningful change and drive shareholder value.”

Rick Smith, President and Chief Executive Officer of BioScrip, said, “Our Board and management team are committed to taking immediate and rapid action to streamline the Company. Once complete, BioScrip will be a pure play infusion services provider focused on the higher-growth core infusion business. Importantly, we remain committed to continuing to provide high quality care and clinical service to patients.”

Cost Savings and Financial Improvement Initiatives to Create Value

BioScrip has updated the previously announced net savings it had targeted to achieve in 2015. As part of its financial improvement plan, the Company now expects $35 million – $40 million in annualized net cost savings to be realized over the next 12 months. For the full year 2016 the Company is providing EBITDA guidance of between $50 million – $60 million. Expected revenues for full year 2016 are projected to be between $730 million – $760 million.

The $35 million – $40 million in annualized net cost savings include savings as part of the 2015 cost reduction plan. Savings are expected to come from several areas, including:

•	Implementing reductions of approximately 12% of the workforce which will result in $19 million in total savings. The reductions are expected to be completed by the end of the third quarter of 2015. These targeted reductions are in specific areas, including corporate infrastructure and are not expected to impact BioScrip’s ability to provide quality care and service to patients;
•	Consolidating corporate functions in the Company’s Eden Prairie, Minnesota facility and closing the Elmsford NY office by December 31, 2015;
•	Selling or transitioning certain chronic, non-core infusion therapies to various alliance pharmacy providers; these patient service activities have not been profitable and represent approximately $239 million of annual revenue and $4 million in cost savings; and
•	Improving efficiency in supply chain programs, reducing other controllable expenses and implementing improvement initiatives both in clinical operations as well as product pricing.

BioScrip has received an amendment to its senior credit facility to adjust its covenants for the actions it is announcing today. The amendment allows for greater flexibility on leverage covenants through early 2017 to implement and execute its financial improvement plan.

Non-Core Asset Divestitures

BioScrip also announced today that it has entered into an asset purchase agreement to sell its non-core PBM business to ProCare Pharmacy Benefit Manager Inc., a privately held pharmacy benefit manager and part of the ProCare Rx companies, for $25 million in cash. The PBM transaction is expected to close in the third quarter, subject to customary closing conditions. Proceeds are projected to be used to pay down debt and support working capital needs. The PBM activities represent approximately $66 million of annual revenue. SunTrust Robinson Humphrey acted as financial advisor and Polsinelli PC acted as legal advisor to BioScrip in connection with this transaction.

In addition, the Company is pursuing the divestiture of certain other non-core assets and will update the market, as appropriate.

Exploration of Strategic Alternatives

The Company will pursue its financial improvement plan and will also, with the assistance of its financial advisor, review a range of strategic alternatives, which could include, among other things, a sale of other non-core assets, transitioning chronic therapies to alliance partners or a potential sale or merger of the Company.

Mr. Smith continued, “As we execute on our financial improvement plan to drive liquidity and improve our results, the Board believes it is prudent to conduct a comprehensive strategic alternatives review process on a parallel path to ensure that we identify any and all opportunities to deliver value for shareholders.”

BioScrip noted that the exploration of strategic alternatives will not necessarily result in any changes to the Company's current business plan and financial improvement plan or any transactions or agreements. The Company does not intend to disclose developments regarding the exploration of strategic alternatives unless and until a final decision is made.

Strengthened Board and New Executive Leadership Team

The Company noted that its Board will be taking an active role to implement the necessary changes and is confident that the company has the right leadership in place. The Board is composed of seven directors, six of whom are independent and with four of those members appointed since March 2015, adding experience with healthcare industry operations and financial turnarounds.

The Company has also retained new executive leadership, effective immediately, to oversee and support the implementation of the Company’s operations and financial improvement plan:

•	Chris Luthin, Senior Vice President of Field Finance, has been appointed Chief Operating Officer, succeeding Thomas Pettit.
•	Kathryn M. Stalmack has been named as the new General Counsel.
•	FTI Consulting has been engaged and the Company has contracted Scott J. Davido, Senior Managing Director in the FTI Consulting Corporate Finance practice, as Chief Implementation Officer.

In addition, C. Britt Jeffcoat was appointed as Controller and Chief Accounting Officer in May 2015 and Jeffrey M. Kreger was appointed as the Company’s Chief Financial Officer in April 2015.

Mr. Pate said, “We have a strong core of executive talent in place and we are confident in the ability of this team to quickly deliver on our financial improvement initiatives while working to identify additional opportunities to strengthen our company, drive cash flow and create value for our shareholders.”

Executive Biographies

C. Britt Jeffcoat, Vice President, Controller and Chief Accounting Officer

Mr. Jeffcoat previously served as Assistant Corporate Controller of JP Energy Partners LP, a NYSE-listed owner, operator, developer and acquirer of a portfolio of midstream energy assets in the United States. Prior to that, he was Vice President and Assistant Corporate Controller of Sun Healthcare Group, Inc., a post-acute healthcare services company.

Mr. Jeffcoat holds a bachelor’s degree in business administration from the University of Missouri and a master’s degree in accountancy from the University of Missouri. He is a certified public accountant.

Jeffrey M. Kreger, Chief Financial Officer

Mr. Kreger has more than 25 years of experience in financial and executive leadership roles. He most recently served as Senior Vice President of Finance with LHC Group Inc., a NASDAQ-listed post-acute healthcare services company. In that role, he led a staff of over 300 personnel spanning all aspects of finance, accounting, treasury and information technology functions. He was instrumental in the development and execution of LHC's five-year strategic plan, led all corporate financing activities, and was actively involved in corporate development, overseeing the valuation, purchase, and integration of four large acquisitions in less than 19 months. Prior to joining LHC Group in 2013, Mr. Kreger served as Senior Vice President and Corporate Controller at Sun Healthcare Group, a NASDAQ-listed post-acute care company with over 200 health care centers across 46 states and annual revenues in 2011 exceeding $1.9 billion. He previously held senior finance roles at NYSE- and NASDAQ- listed companies including Consolidated Graphics and Philip Services Corporation. He began his career with an eight-year term in the audit practice of Ernst & Young.

Mr. Kreger holds a Master of Business Administration degree from The University of Houston, and a Bachelor in Business Administration degree in Accounting from the University of Texas at Austin. He is a certified public accountant.

Chris Luthin, Chief Operating Officer

Mr. Luthin has extensive infusion and pharmacy operating expertise, having started his career in the Caremark Infusion Division and brings more than 25 years of experience to BioScrip. He joined BioScrip in June after serving as CFO and EVP of Millennium Pharmacy Systems, a long term care pharmacy distribution company with operations in 5 states, and previously serving in a number of operational and financial roles of progressive responsibility during his 22 years at CVSCaremark Rx. In his last position with CVS, Mr. Luthin was Executive Vice President of Operations, responsible for nation-wide operations of their prescription benefit management company.

Mr. Luthin holds a Masters of Management degree from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science degree in Accounting from Northern Illinois University.

Kathryn M. Stalmack, General Counsel

Ms. Stalmack is an experienced health care lawyer who has served as outside general counsel to a variety of health care providers, including pharmacies, hospitals, home care, hospice and long term care providers. In private practice, she worked closely with senior management teams on a variety of clinical, operational, regulatory and litigation avoidance matter and strategies. Ms. Stalmack has successfully tried cases to juries, judges and administrative agencies. Ms. Stalmack was previously a shareholder in the national law firm of Polsinelli P.C.

Ms. Stalmack holds a Juris Doctorate from Loyola University-Chicago and a Bachelor of Science degree from Miami University-Oxford, Ohio.

Scott J. Davido, Chief Implementation Officer

Mr. Davido is a senior managing director in FTI’s Corporate Finance practice. He has more than 25 years of experience serving in a wide array of roles as a “C” level interim and full-time executive and advisor, leading operations, finance, and accounting functions for entities undergoing operational or financial transitions in a variety of industries, focusing recently on healthcare.

Mr. Davido is experienced in all aspects of corporate transitions and turnarounds, including managing and improving liquidity and cash flow; improving financial accounting reporting, transparency and accountability; developing and implementing operational improvements to improve cash flow and reduce expenses; developing and implementing strategic and financial plans to reengineer and turn around operations; and leading organizational change. Mr. Davido recently served as Chief Implementation Officer at the Baylor College of Medicine in Houston, Texas; he also recently served as the Interim Chief Financial Officer at Western Dental Services, Inc., in Orange, California.

Mr. Davido holds a Juris Doctorate from Case Western Reserve University School of Law and a Bachelor of Science degree in accounting from Case Western Reserve University. He is a certified public accountant.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, and other statements regarding the Company's financial improvement plan and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability implement its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.